Exhibit 9



                   Written Opinion of Susan E. Schechter, Esq.




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March 29, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:   PHL Variable Accumulation Account
      PHL Variable Insurance Company
      Post-Effective Amendment No. 3 to Form N-4
      File Nos. 333-78761 and 811-8914


Dear Sirs:

As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Retirement Planner's Edge, which is the subject of the above-captioned registration statement on Form N-4.

In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Contracts.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of PHL Variable Insurance Company.


Very truly yours,


/s/ Susan E. Schechter
-----------------------------------------
Susan E. Schechter, Counsel
PHL Variable Insurance Company